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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Registration Statements File Numbers 333-91533, 333-43914, and 333-69308.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
December 7, 2001